Page 1 of
18

As filed with the Securities and Exchange Commission on August
10, 2000
                           Registration No. 33-_________________


                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                    __________________________________
                                 FORM S-8

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    _________________________________

                             NEXTHEALTH, INC.

            (Exact name of Issuer as specified in its charter)
     Delaware                           86-0589712

  (State of Incorporation)(I.R.S. Employer Identification No.)

                      16600 N. Lago Del Oro Parkway
                          Tucson, Arizona  85739

           (Address of principal executive offices) (Zip Code)

        NEXTHEALTH, INC. NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                         (Full Title of the Plan)

                            Lawrence M. Hecker
                        Hecker & Muehlebach, PLLC
                            405 West Franklin
                          Tucson, Arizona  85701
                              (520) 798-3803

        (Name, address and telephone number of agent for service)

                     Calculation of Registration Fee

Title of each                      Proposed       Proposed
class of            Amount    maximum        maximum
Amount of
securities               to be          offering       aggregate
registration
to be registered         registered     price per share
offering price      fee


Common Stock        600,000 shs.   $3.375(1)      $2,025,000(1)
$534.60(1)


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the closing price as of August
4, 2000.
                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The Registrant hereby incorporates by reference the documents listed in (a) through (c) below, and all documents subsequently filed by Registrant pursuant to '' 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities are remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.

          (a) The Registrant's latest annual report filed pursuant to '' 13(a) or 15(d) of the 1934 Act.

          (b) All other reports filed pursuant to '' 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the class of securities being offered is contained in Registration Statement No. 33-31020 on Form S-1 declared effective on October 19, 1989 (the "S-1
Registration Statement"), including any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities.

          The class of securities being offered pursuant to the NextHealth, Inc. (fka, Sierra Tucson Companies, Inc.) Non-
Employee Directors Stock Option Plan (the "Option Plan") is described in the S-1 Registration Statement.

Item 5.   Interests of Named Experts and Counsel.

          None

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify its officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no cause to believe their conduct was unlawful. The Registrant's Certificate of Incorporation and Bylaws provide that it shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware.

Item 7.   Exemptions from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The documents filed as exhibits to this Registration
Statement are set forth on the Exhibit Index located at page 6 hereof.

Item 9.   Undertakings.

          A.   Pursuant to Item 512(a).

               The Registrant hereby undertakes to file, during any period in which offers or sales are being made, (1) a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, (2) that for the purpose of determining any liability under the Securities Act of 1933 (the "1933 Act"), each such post-effective amendment shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Option Plan.

          B.   Pursuant to Item 512(b).

               The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities being offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.   Pursuant to Item 512(h).

               Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant as described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

          The Registrant.

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tucson, State of Arizona, on the 26th day of February, 1996.

(Registrant)

NextHealth, Inc.


By: /s/William T. O'Donnell, Jr.
      William T. O=Donnell, Jr.,
       President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the date indicated.


Signature                Capacity                 Date


/s/ William T. O'Donnell, Jr.           President and Chief
August 8,  2000
William T. O=Donnell, Jr.          Executive Officer


/s/Loree Thompson                  Chief Financial Officer
August 8, 2000
Loree Thompson


/s/William T. O'Donnell, Jr.            Chairman of the Board
August 8, 2000
William T. O'Donnell, Jr.

 /s/Stephen L. Berger                   Director
August 8, 2000
Stephen L. Berger


/s/Neil E. Jenkins                      Director
August 8, 2000
Neil E. Jenkins


/s/Alfred Trivilino                     Director
August 8, 2000
Alfred Trivilino


          The Option Plan.

          Pursuant to the requirements of the Securities Act of 1933, the Option Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Tucson, State of Arizona, on the 26th day of February, 1996.


NEXTHEALTH, INC.
NON-EMPLOYEE DIRECTORS
STOCK OPTION PLAN
(The Option Plan)



By: /s/William T. O'Donnel, Jr.
     William T. O=Donnell, Jr., President
                         EXHIBIT INDEX


Exhibit No.    Description                                  Page

4.1       NextHealth, Inc.
          Non-Employee Directors Stock Option Plan
7

5.1       Opinion of Hecker & Muehlebach, PLLC as
          to the legality of the securities                 17
          being registered

24.1      Consent of Ernst & Young L.L.P.                   18

24.2 Consent of Hecker & Muehlebach, PLLC appears in their opinion filed as Exhibit 5.1
                 SIERRA TUCSON COMPANIES, INC.

            NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


          1.   PURPOSE

               This Non-Employee Directors Stock Option Plan for Sierra Tucson Companies, Inc., a Delaware corporation, is intended to advance the interests of the Company by attracting and retaining non-employee directors by increasing their proprietary interest in the success of the Company. The above aims will be effectuated through the granting of certain stock options.

          2.   DEFINITIONS

               The following terms shall have the following meanings when used herein unless the context clearly otherwise requires.

               (a) Annual Grant Date. The first business day of the Company's fiscal year.

               (b)  Applicable Committee.  The Company's
Executive Committee, Audit Committee, Compensation Committee and
Stock Option Committee.

               (c)  The Board.  The Board of Directors of Sierra
Tucson Companies, Inc., a Delaware corporation.

               (d) Code. The Internal Revenue Code of 1986 as amended.

               (e) Common Stock. The Company's $.01 par value common stock.

               (f)  Company.  Sierra Tucson Companies, Inc., a
Delaware corporation.

               (g)  Eligible Director.  Any person who is a
member of the Board and who is not an employee, full time or part time, of the Company.

               (h) Option. Options granted pursuant to the Plan.

               (i) Option Agreement. An agreement containing the terms and conditions of the options granted to Optionees to be executed by the Company and by the Optionee.

               (j) Optionees. A person who is granted Options under the Plan.

               (k)  Plan.  The Sierra Tucson Companies, Inc. Non-
Employee Directors Stock Option Plan.

               (l)  Shares.  Shares of the Common Stock.

          3.   ADOPTION OF PLAN

               This Plan was adopted by the Board on February 6, 1993, to be effective on such date (the "Effective Date"); provided, however, that the shareholders of the Company shall approve the Plan, in accordance with applicable state law, within twelve (12) months after the initial adoption of this Plan by the Board. Options granted prior to shareholder approval shall be contingent upon such approval being obtained and may not be exercised prior to such approval.

          4.   PLAN ADMINISTRATION

               The Plan shall be administered by the Board which shall have authority to adopt such rules and regulations, and to make such determinations as are not inconsistent with the Plan and are necessary or desirable for its administration and implementation. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees.

          5.   GRANTS OF OPTIONS

               A.   Grants to New Directors
                    Any newly elected Director of the Company who qualifies as an Eligible Director shall receive a grant of an Option to purchase 10,000 Shares on the date such person is elected to the Board for the first time.

               B.   Annual Grants to Directors
                    On the Effective Date and on each Annual
Grant Date thereafter, each Eligible Director shall receive a grant to purchase 7,500 Shares, plus an additional grant of an option to purchase Shares totaling 1,000 multiplied by the number of Applicable Committees of which such Eligible Director is a member.

               C.   Adjustment
                    The number of shares subject to any Option shall be subject to adjustment from time to time in accordance with Section 8 hereof.

          6.   SHARES OF STOCK SUBJECT TO PLAN

               (a)  Shares to be delivered upon exercise of
Options granted under the Plan shall be made available, at the discretion of the Board, from the authorized and unissued shares of the Common Stock or from Shares reacquired by the Company, including Shares purchased in the open market.

               (b)  Subject to adjustments made pursuant to
provisions of Section 8, the aggregate number of Shares which may be issued upon the exercise of all Options which may be granted under the Plan shall not exceed 300,000.

               (c) In the event that any Option granted under the Plan expires or terminates for any reason whatsoever, without having been exercised in full, the Shares subject to, but not delivered under, such Option shall become available for other Options to the same Optionee or other eligible persons without decreasing the aggregate number of Shares which may be granted under the Plan; or shall be available for any lawful corporate purpose.

          7.   OPTION PRICE

               A.   Price
                    The option price for Shares to be issued upon the exercise of Options under this Plan shall be one hundred percent (100%) of the fair market value of such shares on the date on which such Option is granted.

               B.   Fair Market Value
                    The term "fair market value" shall be defined as the closing market price of the Common Stock on the date of grant of the Option, or if there are no sales on such date, the closing market price on the most recent date upon which the stock was traded.

          8.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION;
               CORPORATE REORGANIZATION

               In the event that additional Shares are issued pursuant to a stock split or a stock dividend, the number of Shares then covered by each outstanding Option, shall be increased proportionately with no increase in the total aggregate purchase price of the Shares then so covered, and the number of Shares reserved for the purpose of the Plan shall be increased by the same proportion. In the event that the Shares from time to time issued and outstanding are reduced by a combination of Shares, the number of Shares then covered by each outstanding Option shall be reduced proportionately with no reduction in the total aggregate price of the Shares then so covered, and the number of Shares reserved for the purposes of the Plan shall be reduced by the same proportion. All such adjustments shall be made by the Board whose determination upon the same shall be final and binding upon the Optionees. No fractional Shares shall be issued under this Plan, and any fractional Shares resulting from the computations resulting pursuant to this paragraph shall be eliminated from the prospective Option. No adjustment shall be made for cash dividends, issuance to shareholders of rights to subscribe for additional Common Stock or other securities or the issuance of options by the Company under this or any other plan.
               Notwithstanding any other provision of this Plan, in the event of a merger or consolidation to which the Company is a party (other than as the surviving entity), or any other acquisition of a majority of the outstanding Shares, or any transfer of all or substantially all of the assets of the Company, or the Company's liquidation or dissolution, the Option Expiration Date (as defined below) shall be accelerated. In such event, the Company shall give the Optionee prior written notice of the effective date of any such event and the last day on which the Optionee may exercise the Option, which last day to exercise shall not be less than ten (10) days after the date of such notice. The Optionee may, upon compliance with all the terms of the Plan and the Option Agreement purchase any or all of the Shares on or prior to the last day specified in the notice given by the Company. To the extent the Option shall not be exercised, it shall expire at 5:00 p.m. on the last day specified in the notice by the Company.

          9.   TERM OF PLAN

               This Plan shall be effective as of the Effective
Date and shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option may be granted after ten (10) years from the Effective Date.

          10.  EXERCISE OF OPTION; TERM OF OPTION

               Subject to the restrictions, conditions and/or limitations set forth in this Plan document, and/or any applicable Option Agreement entered into hereunder, Options shall be exercisable in accordance with the following rules:

               (a) Any Option shall expire ten (10) years from the date that the Option is granted (the "Option Expiration
Date"), subject to earlier termination as provided herein.

               (b) The minimum number of Shares with respect to which an Option may be exercised at any one time shall be one hundred (100) Shares. An Option may not be exercised for a fractional Share. No Option may be exercised after the Option Expiration Date or such earlier date on which the Option terminates in accordance with this Plan.

               (c) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates are issued except as provided in
Section 8 above.
               (d) In the case of an Optionee's death, exercise shall be by the person or persons (including his estate) to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

               (e) The exercise of each Option shall be on the condition that the purchases of Shares thereunder shall be for investment purposes, and not with a view to resale or distribution unless the Shares subject to such Option are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such registration is not required of the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

               (f) If an Eligible Director's membership on the Board terminates for any reason, an Option held at the date of termination may be exercised in full or in part at any time within one year after the date of such termination (but in no event after the term of the Option expires) and shall thereafter automatically terminate.

               (g)  As soon as practicable after any proper
exercise of an Option in accordance with the provisions of this Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing the Shares as to which the Option has been exercised. The time of issuance and delivery of the Common Stock may be postponed by the Company for such period as may comply with any applicable listing requirements of any national or regional securities exchange and any law or regulation applicable to the issuance, sale, transfer or delivery of such Shares.

               (h) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Plan by the number of Shares as to which the Option is exercised.

          11.  OPTION AGREEMENT

               The terms and conditions of Options granted under the Plan shall be evidenced by an Option Agreement executed by the Company and the person to whom the Option is granted. Each Agreement shall contain the following provisions approved by the
Board:

               (a) A provision designating the number of Shares which may be issued upon exercise of the Option;

               (b) A provision establishing the option price per Share; and

               (c) A provision incorporating therein this Plan by reference.

          12.  TAXES, FEES AND EXPENSES

               The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and/or the issue and transfer of Shares pursuant to the exercise of such Options, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time as necessary use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

          13.  AMENDMENT OR TERMINATION OF THE PLAN

               A.   Amendment
                    The Board, without further approval of the shareholders, may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, subject to any shareholder or regulatory approval required by law, and to any conditions established by the terms of such amendment; provided that in no event shall the Plan be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, or Rules promulgated by the Securities and Exchange Commission.

               B.   Termination and Suspension
                    The Board, without further approval of the shareholders, may at any time terminate or suspend this Plan.
Any such termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while this Plan is in effect shall not be altered or impaired by suspension or termination of this Plan, except with the consent of the person to whom the Option was granted.
An Option may be terminated by agreement between the Optionee and the Company and, in lieu of the terminated Option, a new Option may be granted with an exercise price that may be higher or lower than the exercise price of the terminated Option.

          14.  ASSIGNABILITY

               Each Option granted under the Plan shall be transferrable only by will or the laws of descent and distribution and shall be exercisable, during the Optionee's lifetime, only by the Optionee to whom the Option is granted. Except as permitted by the preceding sentence, no Option or any of the rights and privileges thereby conferred, shall be transferred, assigned, pledged, hypothecated in any way (whether by operation of law or otherwise), and no Option, right or privilege shall be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy, attachment or similar process upon such Option, right or privilege, the Option and such rights and privileges shall immediately become null and void and shall terminate.

          15.  TRANSFER OF STOCK

               Common Stock issued pursuant to the exercise of an Option granted under this Plan (hereinafter "Optioned Stock"), or any interest in such Optioned Stock, may be sold, assigned, gifted, pledged, hypothecated, encumbered or otherwise transferred or alienated in any manner by the holder(s) thereof, subject, however, to any representations or warranties requested under Section 19 of this Plan and also subject to compliance with any applicable federal, state or other local law, regulation or rule governing the sale or transfer of stock or securities.

          16.  RESERVATION OF SHARES OF COMMON STOCK

               The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

          17.  RESTRICTIONS ON ISSUANCE OF SHARES

               The Company, during the term of this Plan, will use its best efforts to seek to obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction thereof the authorization deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such stock as to which such requisite authorization shall not have been obtained.

          18.  NOTICES

               Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to an Eligible Director to whom an Option is granted hereunder shall be addressed to him at the address given beneath his signature on his Option Agreement, or at such other address as such Eligible Director or his transferee (upon the transfer of Optioned Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each transferee holding Optioned Stock to provide the Secretary of the Company, by letter as provided hereinabove, with written notice of his correct mailing address.

          19.  REPRESENTATIONS AND WARRANTIES

               As a condition to the exercise of any portion of any Option, the Company may require the person exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be reasonably required under any applicable law or regulation, including but not limited to a representation and warranty that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

          20.  LEGENDS ON STOCK CERTIFICATES

               Unless an appropriate registration statement is filed pursuant to the Securities Act of 1933, as amended, with respect to the Shares issuable under this Plan, each certificate representing such Shares shall be endorsed on its face with the following legend or its equivalent:

               "Neither the Option pursuant to
               which the shares represented by
               this certificate are issued nor
               said shares have been registered
               under the Federal Securities Act of
               1933, as amended (the "Act").
               Transfer or sale of such securities
               or any interest therein is unlawful
               except after registration, or
               pursuant to an exemption from the
               registration requirements, as
               provided in the Act and the
               regulations thereunder."

               A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.

          21.  INVALID PROVISIONS

               In the event that any provision of this Plan document is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

          22.  APPLICABLE LAW

               This Plan shall be governed and construed in accordance with the laws of the State of Arizona.


          IN WITNESS WHEREOF, pursuant to the adoption of this Plan by the Board of Directors of the Company on February 6, 1993, the Company has caused this Plan to be executed by its duly authorized officers effective as of February 6, 1993.

                                   SIERRA TUCSON COMPANIES, INC.,
                                   a Delaware corporation


                                   By: /s/ John H. Schmitz
                                      Its:  President


ATTEST:


/s/ George H. Daranyi
Secretary
                     FIRST AMENDMENT TO THE
            NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                               OF
                        NEXTHEALTH, INC.

     1.   Background.
          NextHealth, Inc. (the ACompany@) has previously established a Non-Employee Directors Stock Option Plan (the APlan@) for the purpose of advancing the interests of the Company by attracting and retaining non-employee directors by providing them with a propriety interest in the success of the Company.
Section 6(b) of the Plan provides that the aggregate number of shares of the Company=s common stock that may be issued upon the exercise of all options which may be granted under the Plan will not exceed 300,000. The Company believes that it is in its best interests to increase the maximum number of shares issuable upon the exercise of all options that may be granted under the Plan by 300,000 shares to a total of 600,000 shares. Pursuant to Section 13 of the Plan, the Board of Directors of the Company has approved the amendments to the Plan set forth herein.

     2.   Amendment of Section 6 of the Plan.
          Section 6(b) of the Plan is hereby amended to increase the aggregate number of shares of the Company=s common stock that may be issued upon the exercise of all options which may be granted under the Plan by 300,000 shares (the AAdditional
Shares@) to an aggregate amount of 600,000.

     3.   Continued Effect of Plan.
          Except as otherwise amended hereby, the Plan shall remain in full force and effect.

     4.   Effective Date of Amendment.
          This Amendment becames effective upon its approval by the stockholders of the Company in accordance with applicable state law.

          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers effective as of the Effective Date.

                              NEXTHEALTH, INC., a Delaware
                              corporation


                              By:_/s/ William T. O=Donnell, Jr.
                                    Its: President and Chief
Executive Officer
ATTEST:


By:/s/ Bertha B. Kenny
     Its: Secretary






                          Exhibit 5.1


                         August 8, 2000



NextHealth, Inc.
16500 N. Lago Del Oro Parkway
Tucson, Arizona  85737

Gentlemen:

          In connection with the registration by NextHealth, Inc. (the "Company") on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 600,000 shares of its common stock pursuant to the Company=s Non-Employee Directors Stock Option Plan, we have examined such corporate records, certificates of public officials and officers of the Company, and other documents and records as we have considered necessary or proper for the purpose of this opinion.

          Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that the Common Stock has been duly authorized and, when issued pursuant to option exercises effected in accordance with the terms of the Plan described in the Registration Statement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   HECKER & MUEHLEBACH, PLLC



                                   By:/s/ Lawrence M. Hecker
                                         Lawrence M. Hecker


                          Exhibit 24.1

       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NextHealth, Inc. Non-Employee Directors Stock Option Plan of our report dated January 28, 2000, with respect to the consolidated financial statements of NextHealth, Inc. and schedule of NextHealth, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

     /s/ Ernst & Young, LLP
     ERNST & YOUNG LLP


     Tucson, Arizona
     August 8, 2000